UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07 Submission of Matters to a Vote of Security Holders.

Republic Bancorp, Inc. held its Annual Meeting of Shareholders on Thursday, April 23, 2020 (“Annual Meeting”). The following matters were voted upon:

(1)	Election of Directors;
(2)	Ratification of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2020.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non Votes
Ronald F. Barnes	36,112,787	102,092	2,057,019
Campbell P. Brown	36,136,347	78,532	2,057,019
Laura M. Douglas	36,129,652	85,227	2,057,019
David P. Feaster	36,086,278	128,601	2,057,019
Craig A. Greenberg	35,928,517	286,362	2,057,019
Heather V. Howell	36,138,432	76,447	2,057,019
Earnest Marshall, Jr.	36,108,563	106,316	2,057,019
W. Patrick Mulloy, II	36,079,457	135,422	2,057,019
W. Kenneth Oyler, III	36,096,898	117,981	2,057,019
Michael T. Rust	36,060,069	154,810	2,057,019
Susan Stout Tamme	35,999,218	215,661	2,057,019
A. Scott Trager	36,091,541	123,338	2,057,019
Steven E. Trager	35,773,234	441,645	2,057,019
Andrew Trager-Kusman	35,968,638	246,241	2,057,019
Mark A. Vogt	36,037,031	177,848	2,057,019

(2)	Ratification of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2020:

For	38,118,447
Against	137,806
Abstain	15,645
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: April 24, 2020	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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